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                                EXHIBIT (5)(D)
                                --------------

                         FORM OF APPLICATION FOR THE
                    MULTI-MANAGER RETIREMENT INCOME BUILDER
            "FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY"
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
    RETIREMENT INCOME BUILDER VARIABLE ANNUITY

    Issued by: PFL Life Insurance Company ("PFL Life") . 4333 Edgewood Road N.E., Cedar Rapids, IA 52499-0001. Policyholder Service:

    800-525-6205 Mail the application and a check payable to: PFL Life Insurance Company . 4333 Edgewood Road N.E., Cedar Rapids, IA
    52499-0001, Attn: Variable Annuity Dept.
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OWNERSHIP INFORMATION

1.   OWNER(S)               Name _____________________________________________   [_] M  [_] F   Birthdate _______/_______/________
     If the owner is a
     Trust, please          Address ______________________________________________________________________________________________
                                              Street                       City                State                   Zip
     provide verification
     of trustees            Soc. Sec. No. ____________________________________   Phone No. _______________________________________

                            Name _____________________________________________   [_] M  [_] F   Birthdate _______/_______/________

                            Address ______________________________________________________________________________________________
                                              Street                       City                State                   Zip
                            Soc. Sec. No. ____________________________________   Phone No. _______________________________________
 ....................................................................................................................................

     ANNUITANT             Name ______________________________________________   [_] M  [_] F   Birthdate _______/_______/________
     Leave this section
     blank if Annuitant    Address _______________________________________________________________________________________________
                                              Street                       City                State                   Zip
     is same as sole
     Owner                 Soc. Sec. No. ____________________________________    Relationship to Owner ___________________________

                           . If you, the policy owner, have named someone other than yourself as the annuitant, please select one of the following regarding payment of the death proceeds. If neither is selected, the first option will be deemed in effect:
                             [_] At the named annuitant's death, I wish to become the annuitant and defer payment of death proceeds until my death.
                             [_] At the named annuitant's death, I wish to have the death proceeds paid to the named beneficiary.

                             Policy Owner Signature Required (when applicable) ___________________________________________________
 ....................................................................................................................................


     BENEFICIARY (IES)     Primary ___________________________________________   Relationship to Owner  __________________________

                           Contingent ________________________________________   Relationship to Owner  __________________________
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YOUR RETIREMENT INCOME BUILDER POLICY

2.     PREMIUM       Initial Premium $  ____________________ (Min:$2000)
       PAYMENT /     Investment Allocation (whole % only, no fractions)
       PLAN OPTIONS
             Variable Options:                    PFL Life Fixed Rate Options:      Death Benefit Option
             -----------------                    ---------------------------       --------------------
AIM V.I. Capital Appreciation Fund      .0%       [_] 1 Year for  DCA only  .0%     (Select only one):
                                       ----                                ----
AIM V.I. Government Securities Fund     .0%       (Must complete DCA form)          Your selection cannot be changed after the
                                       ----       [_] 1 Year                .0%     policy has been issued.  If no option has been
AIM V.I. Growth & Income Fund           .0%                                ----
                                       ----       [_] 3 Year                .0%     specified, the contract will be issued with the
AIM V.I. Value Fund                     .0%                                ----
                                       ----       [_] 5 Year                .0%     option for return of premium less distributions
Dreyfus Money Market Portfolio          .0%                                ----
                                       ----       [_] 7 Year                .0%     (Option A).
 . Dreyfus Small Company Stock Portfolio .0%                                ----
                                       ----       Total (all)              100%     [_] Option A - Return of premiums paid less
 . Dreyfus Stock Index Fund              .0%                                             distributions taken. Annual Mortality and
                                       ----                                             Expense (M&E) risk fee and administrative
 . MFS Emerging Growth Series            .0%                                             charge is 1.25%.
                                       ----                                         [_] Option  B - 5% Annually Compounding Death
 . MFS Foreign & Colonial Emerging                                                       Benefit. Maximum issue age of 80:
  Markets Series                        .0%                                             Annual M&E risk fee and administrative
                                       ----                                             charge is 1.40%
 . MFS Research Series                   .0%                                         [_] Option C - Annual Step-Up Death Benefit:
                                       ----                                     Maximum issue age of 80: Annual M&E risk
 . MFS Total Return Series               .0%                                     fee and administrative charge is 1.40%.
                                       ----
 . MFS Utilities Series                  .0%
                                       ----
 . Oppenheimer Global Securities Fund    .0%
                                       ----
 . Oppenheimer Growth Fund               .0%
                                       ----
 . Oppenheimer Growth & Income Fund      .0%
                                       ----
 . Oppenheimer High Income Fund
 . Oppenheimer Strategic Bond Fund
 . Additional:
 . Additional:
 ....................................................................................................................................

     SPECIAL        Please initial one: I authorize my Registered Rep. and myself ______or myself only ______ to make telephone
     INSTRUCTIONS   transfer requests. Registered Representative's Name _________________________________
 ....................................................................................................................................

     REPLACEMENT    Will this annuity replace or change any existing annuity or life insurance?  [_] Yes  [_] No  (If Yes,
     INFORMATION    complete the following.) Company  ________________________________  Policy No.   ______________________________
 ....................................................................................................................................

     TAX QUALIFIED  [_] Yes  [_] No  (If Yes, Complete the following.)         [_] Other Tax Qualified Plan _________________ (type)
     PLAN           [_] IRA Rollover:  $ _______ [_] IRA: $ ________ Yr. of Contribution:____ [_] IRA Transfer  [_] Qualified Plan
                                                                                                                    Rollover
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                    . I understand that Policy Values, when allocated to any of the variable options above are not guaranteed as to a fixed dollar amount.

                    . When funds are allocated to the Fixed Account Guarantee Periods, Policy Values under the policy may increase or decrease in accordance with the Excess Interest Adjustment prior to the end of the Guarantee Period.

                    . Unless we have been notified of a community or marital property interest in this policy, we will rely on our good faith belief that no such interest exists and will assume no responsibility for inquiry.

                    . To the best of my knowledge and belief, my answers to the questions on this application are correct and true, and I agree that this application becomes a part of the annuity policy when issued to me. If this application is part of an instant issue policy, I acknowledge that I am in receipt of a complete copy of the policy provisions herewith.

                    . This application is subject to acceptance by PFL Life. If this application is rejected for any reason, PFL
                      Life will be liable only for return of premiums paid.

                    . Send me a copy of the Statement of Additional Information.  [_]

                    . I am in receipt of a current prospectus for this variable annuity.
 ....................................................................................................................................

     SIGNATURE(S)   I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR MY NEEDS.

                    Signed at _________________________________________________________________  Date  ______ / ______ / ______
                                City                    State

                    Owner(s) __________________________________    Annuitant (if not Owner) ___________________________________
 ....................................................................................................................................

     AGENT USE      Do you have reason to believe the annuity applied for will replace or change any existing annuity or life
     ONLY           insurance?  [_]  Yes  [_]  No

                    I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR HIS/HER NEEDS.

                    Registered Rep./ Licensed Agent (Please print) _______________________________ Signed __________________________

                    Phone No.  __________________________  Soc. Sec. No.  ___________________  PFL Agent #  _______________________

                    Firm Name ______________________________________  Firm Address ___________________________________________

 ....................................................................................................................................

                   SEE YOUR PROSPECTUS AND POLICY PROVISIONS FOR TERM EXPLANATIONS.
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